Exhibit 3.280

CHARTER

OF

TIGER PAWN & GUN, INC.

The undersigned person(s) under the Tennessee Business Corporation Act adopt(s) the following charter for the above listed corporation:

1. The name of the corporation is TIGER PAWN & GUN, INC.

[NOTE: Pursuant to Tennessee Code Annotated Section 48-14-101(a)(1), each corporation name must contain the word “corporation”, “incorporated”, “company” or “limited” or the abbreviation “corp”, “inc.”, “co.” or “ltd.”.]

2. The number of shares of stock the corporation is authorized to issue is 100 SHARES.

3. (a) The complete address of the corporation’s initial registered office in Tennessee is

c/o C T CORPORATION SYSTEM, 530 Gay Street,	Knoxville,	Tennessee 37902
Street Address	City	State, Zip Code

County of Knox.

[NOTE: A street address and a zip code are both required by Tennessee Code Annotated Section 48-12-102(a)(3).]

(b) The name of the initial registered agent, to be located at the address listed in 3(a), is C T CORPORATION SYSTEM.

4. The name and complete address of each incorporator is:

GREGORY CERVENKA	5716 Hwy 290W, Suite 200, Austin, TX	78735
Name	Address	Zip Code

Name	Address	Zip Code

Name	Address	Zip Code

[NOTE: An address and zip code are both required by Tennessee Code Annotated Section 48-12-102(a)(4).]

5. The complete address of the corporation’s principal office is:

5716 HWY. 290 WEST, SUITE 200,	AUSTIN	TEXAS	78735
Street Address	City	State/Country	Zip Code

[NOTE: A street address and zip code are both required by Tennessee Code Annotated Section 48-12-102(a)(5).]

6. The corporation is for profit.

7. Other provisions: SEE ATTACHED RIDER.

[NOTE: Insert here any provision(s) desired and permitted by law. Examples: names and anddresses of persons serving as the initial board of directors, business purpose(s) of the corporation, management or regulation of affairs of the corporation, provision limiting the personal liability of directors for monetary damages for breach of fiduciary duty, etc. See Tennessee Code Annotated Section 48-12-102(b).]

April 28, 1994	/s/ GREGORY CERVENKA
Signature Date	Incorporator’s Signature

GREGORY CERVENKA, INCORPORATOR

Incorporator’s Name (typed or printed)